Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2009
Second Quarter Financial Results

NEW YORK, NY – July 29, 2009 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the second quarter ended June 30, 2009.

2009 Second Quarter Summary

•	Revenue of $173.8 million, a decrease of 42.6 percent from $303.1 million for the second quarter of 2008, and an increase of $9.1 million or 5.6 percent from the first quarter of 2009

•
Gross margin of $64.9 million, or 37.3 percent of revenue, down 51.7 percent from $134.4 million, or 44.3 percent of revenue for the same period last year, and an increase of $2.9 million or 4.6 percent from the first quarter of 2009

•
Adjusted EBITDA* loss of $4.4 million, or 2.6 percent of revenue, down from adjusted EBITDA of positive $11.4 million for the second quarter of 2008, and an improvement from the adjusted EBITDA loss of $9.7 million in the first quarter of 2009

•	EBITDA* loss of $9.6 million, down from EBITDA of positive $10.4 million for the same period in 2008

•
Net loss from continuing operations of $15.5 million, or $0.59 per basic and diluted share, compared with net income from continuing operations of $1.9 million, or $0.07 per basic and diluted share, for the second quarter of 2008

●	Net loss of $17.8 million, or $0.68 per basic and diluted share, compared with net income of $5.0 million, or $0.20 per basic and $0.19 per diluted share, for the second quarter of 2008

*Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

“Despite an adverse economic environment in the second quarter, we were able to reduce our first quarter adjusted EBITDA loss by 54 percent due to aggressive cost management,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. “While we expect the environment to remain challenging, I believe that we have weathered the worst of the declines and there is evidence that market demand levels are beginning to stabilize.”

“Our recent office restructuring actions and additional cost reductions are helping to position the company for a profitable future when the recovery takes hold,” said Mary Jane Raymond, the company’s executive vice president and chief financial officer. “We expect our adjusted EBITDA in the second half of 2009 to improve over the first half of the year, notwithstanding a possible seasonal decline in the third quarter.  We expect cash trends to improve as well.”

Restructuring Program

During the third quarter of 2009, the company expects to continue to streamline its operations in response to current economic conditions. Last quarter, the company increased the size of the 2009 restructuring plan to $11 - $16 million and expects to incur $1 - $4 million of restructuring charges during the third quarter of 2009. Second quarter restructuring expenses of $3.6 million were related to severance and lease terminations, primarily in Europe and North America.

Liquidity and Capital Resources

The company ended the second quarter of 2009 with $47.2 million in cash including $11.3 million currently borrowed under its amended credit facility, up from $46.3 million at the end of the first quarter of 2009. In addition, the company has excess availability under its amended credit facility of $6.7 million. The company received $11.6 million in April 2009 from Heidrick & Struggles for the final earn-out from the sale of Highland Partners in 2006.

Guidance

Despite recent signs of increasing stability, visibility remains low.  As a result, the company will not provide formal guidance for the third quarter of 2009. The company will comment on current trends and its outlook for the third quarter on its second quarter earnings call.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the second quarter earnings slides in the investor information section of the company’s Web site at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Thursday, July 30, 2009 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 19999263 at 9:50 a.m. ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 19999263. Hudson Highland Group's quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company's Web site at www.hudson.com.

The archived call will be available for one week by dialing 1-800-642-1687 followed by the participant passcode 19999263. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 19999263.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs nearly 2,500 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations including the current economic downturn; the ability of clients to terminate their relationship with the company at any time; risks in collecting our accounts receivable; implementation of the company’s cost reduction initiatives effectively; the company’s history of negative cash flows and operating losses may continue; the company's limited borrowing availability under our credit facility, which may negatively impact our liquidity; restrictions on the company’s operating flexibility due to the terms of its credit facility; fluctuations in the company’s operating results from quarter to quarter; risks relating to the company’s international operations, including foreign currency fluctuations; risks related to our investment strategy; risks and financial impact associated with dispositions of underperforming or non-core assets; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets and the company’s dependence on highly skilled professionals; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; volatility of stock price; the impact of government regulations; restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this letter. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts' expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$173,848	$303,128	$338,539	$596,159
Direct costs	108,964	168,725	211,651	338,579
Gross margin	64,884	134,403	126,888	257,580
Operating expenses:
Selling, general and administrative expenses	69,329	123,002	141,030	239,398
Depreciation and amortization	2,840	3,537	6,628	7,362
Business reorganization and integration expenses	3,562	1,024	9,401	2,216
Goodwill and other impairment charges	1,549	-	1,549	-
Total operating expenses	77,280	127,563	158,608	248,976
Operating (loss) income	(12,396)	6,840	(31,720)	8,604
Other (expense) income:
Interest, net	(182)	204	(372)	558
Other, net	54	1,095	674	1,358
(Loss) income from continuing operations before income taxes	(12,524)	8,139	(31,418)	10,520
Provision (benefit) for income taxes	2,975	6,281	(1,085)	8,060
(Loss) income from continuing operations	(15,499)	1,858	(30,333)	2,460
(Loss) income from discontinued operations, net of income taxes	(2,272)	3,098	7,003	3,860
Net (loss) income	$(17,771)	$4,956	$(23,330)	$6,320
Basic (loss) income per share:
(Loss) income from continuing operations	$(0.59)	$0.07	$(1.18)	$0.10
(Loss) income from discontinued operations	(0.09)	0.13	0.27	0.15
Net (loss) income	$(0.68)	$0.20	$(0.91)	$0.25

Diluted (loss) income per share:
(Loss) income from continuing operations	$(0.59)	$0.07	$(1.18)	$0.10
(Loss) income from discontinued operations	(0.09)	0.12	0.27	0.15
Net (loss) income	$(0.68)	$0.19	$(0.91)	$0.25

Weighted average shares outstanding:
Basic	26,311	24,984	25,744	25,135
Diluted	26,311	25,512	25,744	25,616

HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amount)
(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$47,238	$49,209
Accounts receivable, net	104,794	127,169
Prepaid and other	15,438	15,411
Current assets from discontinued operations	831	2,360
Total current assets	168,301	194,149
Intangibles, net	971	2,498
Property and equipment, net	21,128	24,379
Other assets	13,152	9,927
Total assets	$203,552	$230,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,984	$15,693
Accrued expenses and other current liabilities	60,716	76,447
Short-term borrowings	11,348	5,307
Accrued business reorganization expenses	6,955	5,724
Current liabilities from discontinued operations	1,185	1,410
Total current liabilities	93,188	104,581
Other non-current liabilities	19,157	16,904
Accrued business reorganization expenses, non-current	819	1,476
Total liabilities	113,164	122,961
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 100,000 shares authorized; issued 26,694 and 26,494 shares, respectively	27	26
Additional paid-in capital	445,123	450,739
Accumulated deficit	(386,235)	(362,905)
Accumulated other comprehensive income—translation adjustments	31,756	27,054
Treasury stock, 107 and 1,140 shares, respectively, at cost	(283)	(6,922)
Total stockholders’ equity	90,388	107,992
Total liabilities and stockholders' equity	$203,552	$230,953

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$43,133	$68,187	$62,528	$-	$173,848
Gross margin	$10,512	$31,280	$23,092	$-	$64,884
Adjusted EBITDA (1)	$(495)	$798	$444	$(5,192)	$(4,445)
Business reorganization and integration expenses	1,124	2,328	96	14	3,562
Goodwill and other impairment charges	(120)	-	1,669	-	1,549
EBITDA (1)	(1,499)	(1,530)	(1,321)	(5,206)	(9,556)
Depreciation and amortization	1,048	1,017	745	30	2,840
Operating (loss) income	$(2,547)	$(2,547)	$(2,066)	$(5,236)	$(12,396)

For The Three Months Ended June 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$71,507	$115,696	$115,925	$-	$303,128
Gross margin	$20,186	$63,326	$50,891	$-	$134,403
Adjusted EBITDA (1)	$1,734	$9,870	$9,011	$(9,214)	$11,401
Business reorganization and integration expenses	245	779	-	-	1,024
Goodwill and other impairment charges	-	-	-	-	-
EBITDA (1)	1,489	9,091	9,011	(9,214)	10,377
Depreciation and amortization	1,171	1,329	984	53	3,537
Operating income (loss)	$318	$7,762	$8,027	$(9,267)	$6,840

(1)
Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$87,155	$134,116	$117,268	$-	$338,539
Gross margin	$21,482	$61,584	$43,822	$-	$126,888
Adjusted EBITDA (1)	$(3,659)	$(282)	$(261)	$(9,940)	$(14,142)
Business reorganization and integration expenses	2,747	4,666	1,974	14	9,401
Goodwill and other impairment charges	(120)	-	1,669	-	1,549
EBITDA (1)	(6,286)	(4,948)	(3,904)	(9,954)	(25,092)
Depreciation and amortization	2,053	2,820	1,662	93	6,628
Operating (loss) income	$(8,339)	$(7,768)	$(5,566)	$(10,047)	$(31,720)

For The Six Months Ended June 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$154,769	$226,028	$215,362	$-	$596,159
Gross margin	$42,940	$120,883	$93,757	$-	$257,580
Adjusted EBITDA (1)	$2,959	$15,583	$14,783	$(15,143)	$18,182
Business reorganization and integration expenses	1,705	416	95	-	2,216
Goodwill and other impairment charges	-	-	-	-	-
EBITDA (1)	1,254	15,167	14,688	(15,143)	15,966
Depreciation and amortization	2,344	2,972	1,940	106	7,362
Operating (loss) income	$(1,090)	$12,195	$12,748	$(15,249)	$8,604

(1)
Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.